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                                                                     EXHIBIT 11


                        L-3 COMMUNICATION HOLDINGS, INC.


     COMPUTATION OF BASIC EARNINGS PER SHARE AND DILUTED EARNINGS PER SHARE

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)




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
                                                                                      NINE MONTHS
                                                                 YEAR ENDED              ENDED
                                                             DECEMBER 31, 1998     DECEMBER 31, 1997
                                                            -------------------   ------------------
BASIC:
 Net income .............................................        $  32,551            $  12,305
 Weighted average common share outstanding ..............           24,679               20,000
                                                                 ---------            ---------
 Basic earnings per share ...............................        $    1.32            $    0.62
                                                                 =========            =========
DILUTED:
 Net income .............................................        $  32,551            $  12,305
                                                                 ---------            ---------
 Common and potential common shares:
 Weighted average common share outstanding ..............           24,679               20,000
 Assumed exercise of options ............................            2,824                2,482
 Assumed purchase of common shares for treasury .........           (1,603)              (2,470)
                                                                 ---------            ---------
   Common and potential common shares ...................           25,900               20,012
                                                                 =========            =========
Diluted earnings per share ..............................        $    1.26            $    0.61
                                                                 =========            =========
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